Exhibit 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS EXHIBIT. THE REDACTIONS ARE INDICATED WITH “[**]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

First Modification

To

COBALT-60 PELLET SUPPLY AGREEMENT

April 21, 2017

This is the first modification, effective as of the date set out above (the “Effective Date”), to that certain Cobalt-60 Pellet Supply Agreement, dated effective April 7, 2015, between Nordion (Canada) Inc., as general partner of and on behalf of Nordion Sterilization LP1 (“Nordion”), and International Isotopes, Inc. (“INIS”), (the “Original Agreement”).

RECITALS

WHEREAS, INIS and Nordion agree that there have been delays that have impacted INIS’s ability to meet the production and delivery schedule for Cobalt-60 Pellets to Nordion and the specified curie content thereof, as provided in the Appendix B included with the Original Agreement (“Original Appendix B”);

WHEREAS, INIS and Nordion have agreed to modify and amend the Original Agreement as provided herein (the “Modified Agreement”) to reflect INIS’s revised production and delivery commitments and schedule.

WHEREAS, Nordion in accordance with the Original Agreement, has already paid INIS (and INIS acknowledges to have received), as of the Effective Date, a total of [**] under the Original Agreement, and that this amount has been accounted for and attributed in determining any further payments due from Nordion under this Modified Agreement;

WHEREAS, the aforementioned amount [**], as of the Effective Date, is comprised of (i) a commitment fee of [**] paid by Nordion to INIS based upon Nordion’s obligation to purchase [**] curies pursuant to section 4.3 of the Original Agreement, and (ii) progress payments paid by Nordion to INIS in the amount of [**] pursuant to section 4.4 of the Original Agreement;

WHEREAS, the parties under this Modified Agreement, desire to modify the amount of Cobalt-60 Pellets to be supplied by INIS to Nordion and Nordion’s total Cobalt-60 Pellet purchase obligation under the Original Agreement has been reduced hereunder to [**] curies with the commitment fee reduced accordingly to [**], resulting in, as of the Effective Date, Nordion having made excess commitment fee payments in the amount of [**];

WHEREAS, Nordion and INIS have agreed that such excess commitment fee of [**] paid by Nordion will be applied in this Modified Agreement towards progress payments on the purchase of Cobalt-60 Pellets, as outlined in the Modified Appendix B;

WHEREAS, Nordion and INIS have agreed that any further progress payments by Nordion are hereby suspended until January 2020, as set out in this Modified Agreement and in accordance with Modified Appendix B herein;

WHEREAS, INIS represents and warrants that at the time of entering into this Modified Agreement it is solvent and able to pay its debts as such debts become due and is not subject to any bankruptcy proceedings, liquidations or seizures or other legal processes that could materially or adversely affect its assets; and

WHEREAS, INIS represents and warrants that it is at the time of entering into this Modified Agreement not aware of any delays or other circumstances that would impact its ability to supply Cobalt-60 Pellets to Nordion as set out in Modified Appendix B.

[**] - Indicates certain information has been redacted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

NOW, THEREFORE, for and in consideration of the promises and mutual covenants contained herein and in the contract, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, INIS and Nordion hereby covenant and agree to amend the Original Agreement as follows:

The aforementioned preamble forms an integral part of this Modified Agreement.

Capitalized terms not defined herein shall have the meaning ascribed in the Original Agreement.

All amounts herein are in United States currency.

1.

Appendix B of the Original Agreement is hereby amended and replaced in its entirety by Modified Appendix B attached.

2.

The following paragraph is hereby added as the third paragraph of Section 3.1 of the Original Agreement:

In the event that INIS fails to deliver to Nordion the Cobalt-60 Pellets in accordance with the supply commitment set out in Modified Appendix B for any given Contract Year (“Shortfall Quantity”), then Nordion, at its sole discretion may, within sixty (60) days following the end of such Contract Year, a) request (and shall be entitled to) a refund of the applicable commitment fee paid pursuant to section 4.3 corresponding to such Shortfall Quantity and a refund of the progress payments paid pursuant to section 4.4, corresponding to such Shortfall Quantity for that Contract Year, and a corresponding reduction in the quantity of Cobalt-60 Pellets to be purchased by Nordion in such Contract Year or b) permit all or part of such Shortfall Quantity to be delivered in the Contract Year immediately following the Contract Year in which the Shortfall Quantity occurred.  For the purpose of clarity, should Nordion choose to take delivery of a Shortfall Quantity in the immediately following Contract Year, INIS, in addition to the quantity of Cobalt-60 Pellets that are required to be delivered in such Contract Year pursuant to Modified Appendix B, shall also deliver the Shortfall Quantity in such Contract Year.  If Nordion elects to receive a refund, INIS shall pay such refund to Nordion within sixty (60) days of receipt by INIS of Nordion’s election to receive such refund, provided further, that Nordion may, in its unfettered discretion, elect to apply such refund and offset against future progress payments pursuant to section 4.4.

3.

Section 4.3 of the Original Agreement is hereby modified and replaced in its entirety as follows:

Commitment Fee.  Nordion agrees that in consideration of INIS's confirmed commitment to reserve, make available and supply Cobalt-60 Pellets to Nordion, Nordion has paid a commitment fee of [**] for each curie required to be provided to Nordion as reflected in the Modified Appendix B.

4.

Section 4.4 of the Original Agreement is hereby modified and replaced in its entirety as follows:

Progress Payments. The purchase price of the Cobalt-60 Pellets and the curie content thereof to be supplied and delivered to Nordion in each Contract Year shall be paid in advance by Nordion as set out in the Modified Appendix B.  Such progress payments shall be made within fifteen (15) Business Days of receipt of an invoice from INIS issued on or after the first day of each three (3) month period, as set out in Modified Appendix B.

5.

The last sentence of Section 11.2. of the original Agreement is hereby modified to read:

Notwithstanding anything to the contrary, in the event INIS fails to meet at least 50% of its Cobalt-60 Pellet supply commitment to Nordion in each of any two (2) consecutive Contract Year periods for any reason whatsoever, Nordion shall in addition to any other remedies available, including but not limited to payment by INIS of any amounts (and refunds) owing to Nordion hereunder, shall be entitled to terminate this Agreement upon written notice to INIS.

[**] - Indicates certain information has been redacted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

6.

This First Modification to the Pellet Cobalt Supply Agreement shall be governed and construed in accordance with the laws of Ontario, Canada, without reference to its principles on conflicts of law.

7.

Except to the extent as modified hereunder, all other provisions and appendices of the Original Agreement shall remain in full force and effect.

8.

This Agreement may be executed in two (2) or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[**] - Indicates certain information has been redacted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first set out above.

NORDION (CANADA) INC., as
general partner of and on behalf of Nordion Sterilization LP

By:	/s/ Kevin Theriault

Name: Kevin Theriault

Title: President

INTERNATIONAL ISOTOPES INC.

By:	/s/ Steve Laflin

Name: Steve Laflin

Title: CEO

[**] - Indicates certain information has been redacted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.

Modified Appendix B

[**]

[**] - Indicates certain information has been redacted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted portions.